                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                            [ X ]

Filed by a Party other than the Registrant         [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 ---------------

                           LOGIC DEVICES INCORPORATED
             (Exact name of registrant as specified in its charter)
                                 ---------------

                                       N/A
                                 ---------------
    (Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14-a-6(i)(4) and 0-11.

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11 (a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the former schedule and the date of its filing.

                           LOGIC DEVICES INCORPORATED
                               1320 ORLEANS DRIVE
                               SUNNYVALE, CA 94089

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 31, 1999


    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Logic Devices Incorporated, a California corporation (the "Company"), will be held at the offices of Logic Devices Incorporated, 1320 Orleans Drive, Sunnyvale, California 94089, on March 31, 1999 at 8:00 a.m., local time, for the following purposes:

        1. To elect a Board of Directors; and

        2. To transact such other business as may properly come before the meeting.




    Shareholders of record at the close of business on February 16, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                             By Order of the Board of Directors,


                                             Mary C. deRegt
                                             Secretary

Sunnyvale, California
January 28, 1999




    THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                           LOGIC DEVICES INCORPORATED
                               1320 ORLEANS DRIVE
                               SUNNYVALE, CA 94089

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 31, 1999

                                  INTRODUCTION

    The accompanying Proxy is solicited by the Board of Directors (the "Board") of Logic Devices Incorporated, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournments thereof. The Company's principal executive offices are located at 1320 Orleans Drive, Sunnyvale, California 94089, and its telephone number is (408) 542-5400. Shareholders of record at the close of business on February 16, 1999 are entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about February 18, 1999.

                                   THE MEETING

    On January 28, 1999, there were issued and outstanding 6,632,388 shares of common stock, no par value ("Common Stock"), held by approximately 3,500 holders of record. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, except for the election of directors in which holders of Common Stock may cumulate their votes.

    The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum. The affirmative vote of a majority of the outstanding shares of Common Stock represented and voting at the meeting, in person or by proxy, (which shares voting affirmatively also constitute at least a majority of the required quorum) will be necessary for the taking of all action which may properly come before the meeting. Abstentions are considered present at the Annual Meeting and counted in determining whether a quorum is present. Shares represented by broker non-votes will be considered present at the Annual Meeting and will be counted in determining whether a quorum is present. With respect to all matters, abstentions and broker non-votes will not be counted in determining the number of shares voted for or against any proposal.

    Shareholders are permitted to vote cumulatively in the election of directors, and the candidates receiving the highest number of affirmative votes will be elected. Cumulative voting entitles each shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder and permits each shareholder to cumulate such votes for one candidate or distribute such votes among the candidates in such proportion as the shareholder may determine. In order to vote cumulatively a shareholder must give notice of his intention to cumulate votes by proxy or at the meeting, and all candidates must be placed in nomination prior to the voting. After any shareholder has properly given such notice, every shareholder will be entitled to cumulate his votes in the election of directors.

        The named proxies do not intend to give notice of their intention to cumulate their votes, but they may elect to do so in the event of a contested election or any other unexpected circumstances. Discretionary authority to cumulate votes is being solicited hereby, including the authority to cumulate votes for all or fewer than all of the nominees, in the discretion of the persons named as proxies. See "Election of Directors."

PROXIES AND PROXY SOLICITATION

    All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If no directions are indicated, the proxies will be voted for the election of each nominee named below under "Election of Directors" (including if a shareholder properly gives notice of intention to cumulate, in such cumulative proportions as the proxies determine) in their sole discretion. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a shareholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or if a shareholder is present at the meeting, he may elect to vote his shares personally.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or telegram. The Company will also request brokers, custodians, nominees and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock which are held of record by such brokers, custodians, nominees and other fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

    At the meeting, a Board of five Directors is to be elected. See "Election of Directors--Information Concerning Nominees for Election as Directors." Each director elected at the meeting will hold office until the next annual meeting of shareholders of the Company or until his respective successor is duly elected and qualified. See "The Meeting."

    The Board has nominated and it is the intention of the persons named as proxies in the enclosed proxy, unless otherwise instructed, to vote for the election of the nominees named below, each of whom has consented to serve as a director if elected. All of the nominees have previously served as directors of the Company. The proxies solicited hereby will not be voted for a greater number of persons than the number of nominees named.

    The Board of Directors recommends a vote FOR all of the nominees.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

    The following information is furnished with respect to each nominee:

                            YEAR
                            FIRST      PRINCIPAL OCCUPATION
NOMINEE              AGE    ELECTED    OTHER DIRECTORSHIPS (1)
-------              ---    -------    -----------------------
Howard L. Farkas     74     1983       Mr. Farkas is Chairman of the Board of the Company and has
                                       been a director since 1983. Mr. Farkas has been part owner of and a broker with Farkas Group, Inc., a commercial real
                                       estate company, since 1981. He has been a business advisor to
                                       Mr. S.A. Hellerstein, trustee of the Farkas Trusts, and Mr.
                                       Hellerstein's predecessor as Trustee, since 1964. He serves as a director of Synthetech, Inc., and Acquisition
                                       Industries, Inc. Mr. Farkas is a vice president of G.A.S.
                                       Corp., a privately held corporation which serves as the
                                       corporate general partner of Gas Acquisition Services Limited
                                       Partnership.

William J. Volz      50     1983       Mr. Volz is a founder of the Company and has been a director since its inception. Mr. Volz has been President and
                                       principal operating officer of the Company since December
                                       1987. He served as the Company's Vice President of
                                       Engineering from August 1983 to December 1987.

Burton W. Kanter     68     1983       Mr. Kanter has served as a director of the Company since
                                       1983. He is Chief Executive Officer of Walnut Capital Corp.,
                                       a venture capital firm and small business investment company.
                                       He is "of counsel" to the law firm of Neal Gerber & Eisenberg in Chicago. He serves as a director of First Health Group
                                       Corp., Scientific Measurement Systems, Inc., and Walnut
                                       Financial Services, Inc.

Albert Morrison, Jr. 61     1983       Mr. Morrison has served as a director of the Company since
                                       1983 and has been President of Morrison Brown Argiz &
                                       Company, P.C., a certified public accounting firm in Miami,
                                       Florida, since 1969. He is a member of the Board of Directors of Walnut Financial Services, Inc. and Heico Corporation and
                                       a Trustee of the Greater Miami Chamber of Commerce.

Bruce B. Lusignan    62     1996       Dr. Lusignan has served as a director since 1996. He received his BSME, MS in Engineering Science, and Ph.D. in Electrical
                                       Engineering from Stanford University where he has conducted active research programs for over 34 years. He directs the
                                       Stanford University Communications Satellite Planning Center
                                       which is actively involved in bringing modern
                                       telecommunications and educational services to developing
                                       nations. He also directs the Center for International
                                       Cooperation in Space, through which he has presented papers in Japan, Russian and Vienna. He is a consultant to many
                                       world governments on telecommunications planning; to
                                       corporations on technical evaluations; and to local
                                       governments on environmental impact studies.

------------
(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940 are listed in the above table.


BOARD AND COMMITTEE MEETINGS

    The Board has an Audit Committee and a Compensation Committee. Presently, the members of the Audit Committee are Messrs. Farkas, Kanter and Morrison, and the members of the Compensation Committee are Messrs. Farkas, Volz and Kanter.

    The functions of the Audit Committee include reviewing the independence of the Company's independent auditors, recommending to the Board the engagement and discharge of independent auditors, reviewing with the independent auditors the plan and results of auditing engagements, reviewing the scope and adequacy of internal accounting controls and directing and supervising special investigations. The Audit Committee held one meeting during fiscal 1998 (which began January 1, 1998 and ended September 30, 1998). All members of the Audit Committee were present at the meeting.

    The functions of the Compensation Committee include reviewing and making recommendations to the Board with respect to the compensation of officers and other employees of the Company and establishing employee benefit programs. The Compensation Committee held three meetings during fiscal 1998. All members of the Compensation Committee were present at each meeting.

    The Board has not designated a Nominating Committee; rather, the Board as a whole performs the functions which would otherwise be delegated to such a committee. In recommending Board candidates, the Board seeks individuals of proven judgement and competence and considers such factors as anticipated participation in Board actions, education, geographic location and special talents or attributes. Shareholders who wish to suggest qualified candidates should write to the Board stating in detail the qualifications of such persons for consideration.

    The Board held three meetings during fiscal 1998. All members of the Board attended each of the meetings during the year, two of which were held in person and one of which was held by conference telephone call.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of January 28, 1999, certain information concerning the beneficial ownership of Common Stock by each shareholder known by the Company to be the beneficial owner of more than 5%, by each director, by each non-director executive officer and by all executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to the shares owned by them subject to community property laws where applicable and the information contained in the footnotes to this table.

                                                               BENEFICIAL
                                                                 SHARE           PERCENTAGE
            NAME AND ADDRESS                                  OWNERSHIP(1)     OWNERSHIP(1)(2)
            ----------------                                  ------------     ---------------
5% SHAREHOLDERS:
      S.A. Hellerstein
        Trustee of the Farkas Trusts(3)                          749,305            11.3%
         1139 Delaware Street
         Denver, CO 80204
      BRT Partnership(4)                                         574,801             8.7%
         120 South Riverside Drive, Suite 1420
         Chicago, Illinois 60606
      Windy City, Inc. (5)                                       500,000             7.5%
         8000 Towers Crescent Drive, Suite 1070
         Vienna, VA 22182

DIRECTORS:
      Howard L. Farkas                                           185,000(6)(7)(8)    2.8%
         6601 East Progress Avenue
         Englewood, CO  80111
      William J. Volz                                            632,664(7)          9.3%
         1320 Orleans Drive
         Sunnyvale, CA  94089
      Albert Morrison, Jr.                                        30,877(8)(9)       0.5%
         1001 Brickell Bay Drive, Ninth Floor
         Miami, FL  33131
      Burton W. Kanter                                           100,877(7)(8)(10)   1.5%
         2 North LaSalle Street, Twenty Second Floor
         Chicago, IL 60602
      Bruce B. Lusignan                                           10,000(8)          0.0%
        Communications Satellite Planning Center
         Stanford University
         Stanford, CA  94305

 NON-DIRECTOR EXECUTIVE OFFICERS:
      William Jackson                                             27,500(11)         0.4%
         1320 Orleans Drive
         Sunnyvale, CA  94089
      Mary C. deRegt                                               5,000(12)         0.1%
         1320 Orleans Drive
         Sunnyvale, CA  94089
      Michael S. Andrews                                          15,625(13)         0.2%
         1320 Orleans Drive
         Sunnyvale, CA  94089
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (8 PERSONS)    1,007,543(6)(9)(14)  14.3%

----------
 (1) Assumes the exercise of any warrants or options held by such person which are exercisable as of the date of this Proxy Statement or within 60 days thereafter, but not the exercise of any other person's warrants or options.
 (2)  Assumes 6,632,388 shares of Common Stock outstanding as of January 28,
      1999.
 (3) Consists of 15 irrevocable trusts administered by Mr. Hellerstein, an independent trustee, the beneficiaries of which consist of Mr. Farkas and members of his family.
 (4) An Illinois general partnership, the sole partners of which 25 are separate and individual trusts commonly and collectively known as the Bea Ritch Trusts administered by Mr. Soloman A. Weisgal, an independent trustee, for the benefit of various members of Mr. Kanter's extended family but excluding Mr. Kanter. Mr. Kanter disclaims any beneficial ownership of the shares held by the BRT Partnership.
 (5) The BRT Partnership owns 189 shares of Windy City's Class A, Series A Preferred Stock and all of the outstanding common stock of Windy City, Inc. BRT Partnership may therefore be deemed to control Windy City, Inc.
 (6) Consists in part of 100,000 shares of Common Stock issued to Mr. Farkas upon exercise of certain warrants funded through a loan from the Company. See "Compensation of Executive Officers and Directors - Compensation of Directors". Mr. Farkas disclaims any beneficial ownership of the shares held by or issuable to Mr. Hellerstein, as Trustee of the Farkas Trusts.
 (7) Such beneficial share ownership includes options for Common Stock obtained from special one-time option grants of 75,000 shares to each of Mr. Farkas and Mr. Kanter and 200,000 shares to Mr. Volz pursuant to the Logic Devices Incorporated 1998 Director Stock Incentive Plan (the "1998 Director Stock Incentive Plan"). See "Compensation of Executive Officers and Directors - Compensation of Directors".
 (8) Such beneficial share ownership includes options for 10,000 shares of Common Stock granted under the 1998 Director Stock Incentive Plan. See "Compensation of Executive Officers and Directors - Compensation of Directors".
 (9) Includes 20,000 shares of Common Stock issued to Mr. Morrison upon exercise of certain warrants funded through a loan from the Company. See " Compensation of Executive Officers and Directors - Compensation of Directors ".
(10) Mr. Kanter disclaims any beneficial ownership of the shares held by BRT Partnership and Windy City, Inc.
(11) Such beneficial share ownership reflects the number of shares underlying granted options for Common Stock which are currently exercisable. Mr. Jackson has also been granted options for an additional 27,500 shares of Common Stock which are not currently exercisable and will not become exercisable within 60 days from the date of this Proxy Statement.
(12) Such beneficial share ownership reflects the number of shares underlying granted options for Common Stock which are currently exercisable. Ms. deRegt has also been granted options for an additional 15,000 shares of Common Stock which are not currently exercisable and will not become exercisable within 60 days from the date of this Proxy Statement.
(13) Such beneficial share ownership reflects the number of shares underlying granted options for Common Stock which are currently exercisable. Mr. Andrews has also been granted options for an additional 18,750 shares of Common Stock which are not currently exercisable and will not become exercisable within 60 days from the date of this Proxy Statement.
(14) Such beneficial share ownership includes the ownership reported at footnotes 3-13.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Based solely upon a review of Form 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during fiscal 1998, the Company is not aware of any directors, officers or beneficial owner of more than 10% of the shares of the Company's Common Stock who failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal year except Mr. Andrews did not timely file a Form 3 when he was elected Chief Technical Officer in March 1997 (he filed the Form 3 in December 1997) and Mr. Volz did not timely file a Form 4 reflecting purchases of the Company's Common Stock in December 1997 and January 1998 (he filed a Form 4 disclosing such purchases in April
1998). In addition, Forms 5 with respect to option grants discussed under "Compensation of Executive Officers Compensation of Directors" and option grants to Mr. Jackson, Ms. deRegt and Mr. Andrews of which were previously due no later than February 14, 1999 became due November 14, 1998 when the Company changed its fiscal year end to September 30. These Forms 5 have not been filed as of the date of this proxy statement.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

    Furnished below is information with respect to compensation paid or accrued for services in all capacities during the twelve months ended September 30, 1998, to the Company's most highly paid executive officers serving at the end of fiscal 1998 whose total annual salary and bonus exceeded $100,000 for the twelve months ended September 30, 1998:

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                           ANNUAL COMPENSATION       OTHER          AWARDS
                                          ----------------------     ANNUAL      COMPENSATION     (NO. OF SHARES
NAME AND PRINCIPAL POSITION               YEAR     SALARY ($)(1)    BONUS ($)         ($)      UNDERLYING OPTIONS)
---------------------------               ----     -------------    ---------    ------------  -------------------
William J. Volz.......................... 1998        112,074             --           --           200,000
  President and Chief Executive Officer   1997        125,252             --           --               --
                                          1996        110,374             --           --               --

William Jackson.......................... 1998        123,927             --        8,849(3)         15,000
  Chief Operating Officer                 1997        122,003             --           --            25,000
                                          1996         96,486             --           --            15,000

Michael S. Andrews(2).................... 1998        128,960             --        4,200(4)         12,500
  Chief Technical Officer                 1997        135,000             --        4,200(4)         25,000

------------------------

(1) On September 22, 1998, Logic Devices Incorporated changed its fiscal year end from December 31 to September 30, effective immediately. The salaries listed above represent annual compensation for the period from October 1, 1997 through September 30, 1998. Therefore, the three months of salary for the period from October 1, 1997 - December 31, 1997 appear in both the 1997 and 1998 annual compensation amounts.
(2) Mr. Andrews was not employed by the Company during 1996.
(3) Consists of compensation paid in 1998 in lieu of vacation not taken.
(4) Consists of automobile allowances of $4,200 for 1998 and 1997.


STOCK OPTIONS

    The following table sets forth information concerning the options for Common Stock granted under the 1996 Logic Devices Incorporated Stock Incentive Plan and 1998 Director Stock Incentive Plan during the twelve months ended September 30, 1998 to the named Executive Officers. The table also sets forth hypothetical gains or potential "option spreads" for those options at the end of their respective five-or ten-year terms. These potential realizable values are based on the assumption that the market price of the Company's common stock would appreciate at a rate of five percent (5%) and ten percent (10%), compounded annually, from the date the option was granted to the last day of the full option term. The actual value realized upon the exercise of these options, if any, will be dependent upon the future performance of the Company's common stock and overall market conditions. During the twelve months ended September 30, 1998, no stock appreciation rights were granted to the named Executive Officers.

                                  OPTION GRANTS IN TWELVE MONTHS
                                    ENDED SEPTEMBER 30, 1998                        POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                               VALUE AT ASSUMED
                                 ---------------------------------                    ANNUAL RATES OF
                                            % OF TOTAL                                 STOCK OPTION
                                 OPTIONS     OPTIONS     EXERCISE                    APPRECIATION FOR
                                 GRANTED    GRANTED TO    PRICE                         OPTION TERM
                                 (NO. OF   EMPLOYEES IN    PER        EXPIRATION   ---------------------
NAME                             SHARES)      PERIOD     SHARES($)      DATE         5%($)       10%($)
-------------------              -------   ------------  ---------    ----------   --------     --------
William J. Volz...............   200,000       46.0%       2.813      June  2003    155,277     343,186
William L. Jackson............    15,000        0.4%       3.188      April 2008     30,079      76,225
Mary C. deRegt................    20,000        0.5%       3.188      April 2008     40,105     101,633
Michael S. Andrews............    12,500        0.3%       3.188      April 2008     25,066      63,521

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table provides information related to the number of exercisable and unexercisable options for Common Stock held by the named Executive Officers at September 30, 1998. At such date, no options held by the named Executive Officers were "in-the-money". "In-the-money" options would be options whose exercise price was less than the market price of the common stock at September 30, 1998. None of the named Executive Officers exercised any of his or her options during the twelve months ended September 30, 1998.

                                                    NUMBER OF
                                               UNEXERCISED OPTIONS
                                                AT FISCAL YEAR-END
                                                 (NO. OF SHARES)
                                            ---------------------------
NAME                                        EXERCISABLE   UNEXERCISABLE
-----------------                           -----------   -------------
William J. Volz.............................  200,000           --
William L. Jackson..........................   27,500       27,500
Mary C. deRegt..............................    5,000       15,000
Michael S. Andrews..........................   15,625       18,750


COMPENSATION OF DIRECTORS

    Directors did not receive any cash compensation during the twelve months ended September 30, 1998 or the previous twelve fiscal years for either their services as directors or for their services on the various Board committees. The three current non-employee directors, Messrs. Farkas, Kanter and Morrison, were granted on February 15, 1995 warrants to purchase an aggregate of 220,000 shares of the Company's Common Stock at an exercise price of $2.5625 per share (the last reported NASDAQ transaction price on February 15, 1995). The warrant issued to Mr. Kanter was transferred by him after the 1995 fiscal year end and is currently outstanding.

  During 1996, the Company extended loans to Mr. Farkas and Mr. Morrison to purchase an aggregate of 120,000 shares of Common Stock at the warrant exercise price of $2.5625. These loans were evidenced by a promissory note from Mr. Farkas in the principal amount of $256,250 and a promissory note from Mr. Morrison in the principal amount of $51,250. The notes accrued interest at the reference rate of the Company's primary commercial lender plus 2% and matured July 1998. As of September 30, 1998, these notes were renegotiated to mature on the earlier of July 24, 1999 or upon sale of the shares purchased with the notes. Mr. Farkas and Mr. Morrison have agreed to sell their respective shares if the market price of the Common Stock equals or exceeds $3.25 per share. The rate of interest on the renegotiated promissory notes is once again the reference rate of the Company's primary commercial lender plus two percent. The aggregate amounts of the indebtedness, including accrued interest, as of the date of this Proxy Statement are approximately $318,000 for Mr. Farkas and $64,000 for Mr. Morrison, which amounts are the largest aggregate amount outstanding under such arrangement since January 1, 1998. The indebtedness of Messrs. Farkas and Morrison is secured by the 120,000 shares of Common Stock that were acquired by them upon the exercise of their warrants.

    Under the Company's 1998 Director Stock Incentive Plan, each individual who is elected and continues to serve as a non-employee Board member receives automatic option grants, each for 10,000 shares of Common Stock, at annual intervals over his period of continued Board service, beginning with the first annual Stockholders Meeting following his initial election or appointment to the Board. Each of these options will have an exercise price per share equal to the fair market value of the Company's Common Stock on the automatic grant date and has a maximum term of 10 years. Each 10,000 share option will be immediately exercisable for all the option shares. Each of Messrs. Farkas, Kanter, Morrison and Lusignan received an option to purchase 10,000 shares of Common Stock at an exercise price of $2.813 on June 18, 1998 following his reelection as a member of the Board by the stockholders of the Company on such date. In addition, special one-time grants were made to Mr. Volz of options to purchase 200,000 shares and to each of Messrs. Farkas and Kanter of options to purchase 75,000 shares. All options granted in the special one-time grants have an exercise price of $2.813 and have a term of five years.

EMPLOYMENT CONTRACTS

    The Company currently has no employment agreements with any of its employees. None of the Company's executive officers has employment or severance arrangements with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Farkas, Volz and Kanter served as members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended September 30, 1998. Mr. Volz was and currently is the Company's President and Chief Executive Officer. Mr. Farkas and Mr. Kanter each received warrants to purchase 100,000 shares of the Company's Common Stock during the fiscal year ended December 31, 1995. Mr. Farkas exercised his warrants during 1996 through the extension of a loan from the Company. See "Compensation of Executive Officers and Directors - Compensation of Directors." Mr. Volz is eligible to receive stock under the Company's 1996 Stock Incentive Plan and the Logic Devices Incorporated Incentive and Non-Qualified Stock Option Plan (collectively the "Stock Incentive Plans"). Mr. Farkas and Mr. Karter have received and will receive options for Common Stock under the Company's 1998 Director Stock Incentive Plan pursuant to its automatic grant provisions if reelected as directors. See "Compensation of Executive Officers and Directors Compensation of Directors". Mr. Volz does not vote on committee matters regarding his salary or option grants and has not received any option grants under the 1996 Stock Incentive Plans.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has responsibility for executive compensation matters including: review and approval of base salaries, approving individual bonuses and bonus programs for executive officers, administration of certain employee benefit programs, and review and approval of stock option grants to all employees, including the executive officers of the Company.

OVERVIEW

    The over-all policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer's compensation package is generally comprised of three elements: (i) base salary, which is determined on the basis of the individual's position and responsibilities with the Company, the level of his performance, and the financial performance of the Company, (ii) incentive performance awards payable in cash and tied to the achievement of performance goals, and (iii) long term stock-based incentive awards designed to strengthen the mutuality of interest between the executive officers and the Company's shareholders.

COMPONENTS OF EXECUTIVE COMPENSATION

    Several important factors considered in establishing the components of each executive officer's compensation package are summarized below. Additional factors were taken into account to a lesser degree. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

    Base Salary. The base salary for each officer is set primarily on the basis of personal performance and internal comparability considerations, and to a lesser extent on the financial performance of the Company. Because of the Company's financial performance over the past two fiscal years, the base salary levels of the executive officers have not increased significantly above the levels in effect for them for the 1995 fiscal year. There was one exception to this policy: the salary for Mr. Jackson was increased during the period to take into account his added responsibilities.

    Cash Incentive Compensation. The Company has no regular established Cash Incentive Compensation program for its executive officers. The Compensation Committee does review the possibility of cash incentives for executive officers based on the performance of the specific officer and on the financial performance of the Company. Over the past several years no cash bonuses have been issued to executive officers.

    Long-Term Stock-Based Incentive Compensation. The Company has one long-term stock-based incentive compensation program, consisting of the Stock Incentive Plans, in place for which each of the Company's executive officers have been eligible to participate.

    Under the Stock Incentive Plans, the Compensation Committee from time to time approves grant of common stock options to the executive officers. The grants are designed to align the interest of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability with option grants made to other Company executives, the current level of ownership in relation to other executive officers, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The Committee does not adhere to any specific guidelines as to the relative option holding of the Company's executive officers under the Stock Incentive Plans. The options granted to executive officers under the Stock Incentive Plans for the Company's fiscal years 1996 to 1998 are included in the Summary Compensation Table as Long-Term Compensation Awards.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Volz is currently the Company's President and Chief Executive Officer. There is no employment or severance agreement between Mr. Volz and the Company. The Compensation Committee determines the Chief Executive Officer's compensation in the same manner as described above for all executives. In setting the base salary and cash incentive levels for the Chief Executive Officer, the Compensation Committee reviews comparative information reflecting recent compensation data for the industry. Mr. Volz base salary has been set accordingly and Mr. Volz has not received any cash incentive compensation. Mr. Volz has been eligible to receive stock under both the Logic Devices Incorporated Employee Stock Ownership Plan (which has been terminated) and the Stock Incentive Plans, but Mr. Volz has elected not to receive any option grants under the Stock Incentive Plans. He did receive a special one-time option grant of 200,000 shares under the 1998 Director Stock Incentive Plan but, as long as he is an employee of the Company, is not eligible to receive annual option grants under the 1998 Director Stock Incentive Plan upon reelection to the Board of Directors.


    With respect to matters related to all elements of compensation the Compensation Committee submits this report.

               William J. Volz
               Howard L. Farkas
               Burton W. Kanter

                            COMPANY PERFORMANCE GRAPH

  COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN AMONG LOGC, THE S&P 500 INDEX
                AND THE NASDAQ ELECTRONIC COMPONENTS STOCK INDEX

Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Electronic Components Stock Index and S&P 500 Index for the period of five years commencing December 31, 1993 and ending September 30, 1998. The graph and table assume that $100 was invested on December 31, 1993 in each of the Company's Common Stock, the NASDAQ Electronics Components Index and the S&P 500 Index and that all dividends were reinvested.


    ---------------------------------------------------------------------------------
                                            1993   1994   1995   1996   1997    1998
    ---------------------------------------------------------------------------------
    NASDAQ Elec. Components Stock Index    $ 100  $ 110  $ 183  $ 316  $ 332   $ 353
    ---------------------------------------------------------------------------------
    S&P 500                                $ 100  $ 101  $ 139  $ 171  $ 229   $ 242
    ---------------------------------------------------------------------------------
    LOGC                                   $ 100  $  41  $ 113  $  34   $ 42   $  27
    ---------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company has engaged in no transactions or series of similar transactions since the beginning of its last fiscal year with any of its officers, directors or principal shareholders, or, to the knowledge of the Company any of their affiliates in which the amount invested exceeded $60,000 and no such transactions are currently contemplated. There was outstanding indebtedness to the Company from two of its non-employee directors during the last fiscal year, and the terms and circumstances of the indebtedness is discussed under "Compensation of Executive Officers and Directors - Compensation of Directors."

    On September 30, 1998, the Company sold 510,638 newly issued shares of Common Stock for $1 15/32 per share or $750,000 in the aggregate in equal amounts to Mr. Volz and BRT Partnership. The per share sale price equals the closing price for the Company's Common Stock on September 17, 1998, the date on which the parties entered into an agreement to effect such sale. The sale was not registered under the Securities Act of 1933 in reliance on an exemption from the registration requirements thereof under Section 4(2) of such act and the rules promulgated thereunder and on other exemptions. At the time of the sale, the Company entered into an agreement to register resales of such shares in the future but to date has not filed a registration statement covering such resales. No broker-dealers or underwriters were used to effect such sale and no brokerage commissions or underwriting discounts were paid in connection therewith.

    Any future transactions with the Company's officers, directors or principal shareholders, or any of their known affiliates, will be on terms the Board of Directors believes to be no less favorable to the Company than those that could be obtained from an unrelated third party in an arms-length transaction.

                                   ACCOUNTANTS

    The firm of BDO Seidman LLP, the successor by merger to Meredith, Cardozo, Lanz & Chiu LLP, was the Company's principal independent public accountants for the fiscal year ended September 30, 1998. A representative of BDO Seidman LLP is expected to attend the meeting where he will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions. The Company has not selected, and the Audit Committee of the Board of Directors has not recommended for selection, a firm of independent public accountants for the Company's fiscal year ending September 30, 1999. BDO Seidman LLP has not declined to stand for reelection, its audit opinion for fiscal 1998 was not adverse, did not contain a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. The Company is not aware of any disagreements between it and BDO Seidman LLP which may have resulted in any of the foregoing. Rather, the Audit Committee is currently assessing what firm of independent public accountants can best serve the Company during its current fiscal year based upon cost, responsiveness, familiarity with the semiconductor industry and other factors that the Audit Committee may deem relevant.

                       2000 ANNUAL MEETING OF SHAREHOLDERS

    Any proposals of shareholders intended to be personally presented at the 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company for inclusion in the Company's Proxy Statement and form of Proxy no later than September 30, 1999. Any such proposals will be subject to the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                              By order of the Board of Directors



                                              Mary C. deRegt, Secretary

January 28, 1999
Sunnyvale, California

                           LOGIC DEVICES INCORPORATED
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    Howard L. Farkas, Burton W. Kanter, Albert Morrison, Jr., William J. Volz, Bruce B. Lusignan and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, no par value, of LOGIC DEVICES INCORPORATED standing in the name of the undersigned on the books of the company at the close of business on February 16, 1999, at the Annual Meeting of Shareholders to be held at the offices of Logic Devices Incorporated, 1320 Orleans Drive, Sunnyvale, California 94089 at 8:00 A.M., Local time, on Wednesday, March 31, 1999, or any adjournment thereof, as follows:

1.  ELECTION OF DIRECTORS:
      FOR ALL NOMINEES           CUMULATE my votes as follows                     WITHHOLD my vote for
      listed (except as marked   (insert percentage of vote for each nominee).    for all nominees to the left
      to the contrary)           ___________ Howard L.Farkas
                                 ___________ Burton W. Kanter
                                 ___________ Albert Morrison, Jr.
                                 ___________ William J. Volz
                                 ___________ Bruce B. Lusignan

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE, CUMULATIVELY OR OTHERWISE, FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED UNDER THE CUMULATIVE BOX ABOVE.)

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.








(Continued from other side)
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES, (EXCEPT AS MARKED TO THE CONTRARY) INCLUDING CUMULATIVELY FOR ALL OR FEWER THAN ALL OF THE NOMINEES IN THE SOLE DISCRETION OF THE PROXIES.

Please sign proxy as name appears thereon. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.


                                            Dated:________________________, 1999
                                            PLEASE MARK, SIGN, DATE, AND RETURN
                                            THE PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.



                                            ------------------------------------
                                            Signature




                                            ------------------------------------
                                            Signature if held jointly